For Immediate Release

Condor Hospitality Trust Reports 2017 Second Quarter Results

BETHESDA, MD, August 7, 2017 – Condor Hospitality Trust, Inc. (NYSE MKT: CDOR) (the “Company”) today announced results for the second quarter ended June 30, 2017.

Second Quarter 2017 and Post-Quarter Key Accomplishments Highlights

•	Second Quarter Revenue of $14.3 Million
•	Second Quarter Net Earnings Attributable to Common Shareholders of $4.7 Million
•	Delivered 4.4% New Investment Platform RevPAR Growth
•	Increased Secured Credit Facility to $150 Million
•	Closed Two Hotel Acquisitions Totaling $38.3 Million
•	Sold Three Non-Core Assets Generating $13.3 Million of Gross Proceeds
•	Declared and Paid Second Quarter Common Dividend of $0.195 per share
•	Transferred to the New York Stock Exchange MKT [Post Quarter Close Event]
•	Executed Agreement to Acquire Three Marriott-Branded Hotels in Texas for $59.6 Million [Post Quarter Close Event]

“Executing on our stated objectives and delivering outperformance are the top priorities of the entire Condor organization.  I am pleased to report that we have continued to deliver on both of these priorities.  Specifically, we sought to increase our secured credit facility and successfully increased the facility to $150 million in the second quarter.  Additionally, we pursued the acquisition of four Home2 Suites hotels and successfully closed the fourth asset in the second quarter.  Next, we committed to identifying and acquiring additional high-quality select-service assets and we acquired the Lake Mary acquisition in the second quarter and subsequent to the close of the second quarter announced agreements to acquire three Marriott-branded assets.  Importantly, we set the objective of continuing to dispose our legacy assets and we successfully closed on three dispositions during the quarter, have two additional assets under contract, and announced that we may choose to accelerate the disposition of five more legacy assets due to the announced purchase contract for three new investment hotels.  Finally, we set the objective to continue to deliver outperformance relative to our peers and we are pleased to have achieved 4.4% RevPAR growth for our new investment platform hotels in the second quarter and 7.4% RevPAR growth in the year-to-date period.  This is the second consecutive quarter that our RevPAR growth greatly exceeds the national average RevPAR growth and our peer group RevPAR performance.  We will continue to execute our strategy in a highly-disciplined manner and hope to continue to deliver outperformance as we seek to build the highest-quality portfolio of select-service assets in secondary markets in the public REIT sector,” said Bill Blackham, Condor’s Chief Executive Officer.

Second Quarter 2017 Key Accomplishments Detail

Revenue:    Condor’s second quarter 2017 revenue from continuing operations was $14.3 million compared to $14.2 million in the same 2016 period.

Net Earnings:    Second quarter net earnings attributable to common shareholders was $4.7 million, or $0.40 per basic and $0.37 per diluted share, compared to $7.1 million, or $9.36 per basic and $1.17 per diluted share for the same 2016 period.

4.4% New Investment Platform RevPAR Growth:    For the second quarter, Revenue per Available Room (“RevPAR”) for the eleven hotels considered the new investment platform hotels (includes the Hampton Inn & Suites Lake Mary acquired in 2017, the four Home2 Suites acquired in 2017, the two Alofts acquired in 2016, the three hotels acquired in 2015, and the Hilton Garden Inn acquired in 2012) increased by 4.4% to $102.09 from $97.74 for the same period in 2016 (comparable operating results given for these hotels include results prior to the Company’s ownership based on information obtained from the prior owners).  The increase is attributable to a 1.3% increase in Average Daily Rate (“ADR”) over the same period 2016 and a 3.1% increase in occupancy.

Increased Secured Revolving Credit Facility to $150 Million:  On May 12, 2017, the Company announced that it had successfully closed on an increase to its senior secured revolving credit facility from $90 million to $150 million.  The revolving credit facility now provides for up to $150 million of committed borrowing capacity and continues to include an accordion feature that would allow the Company to increase the size of the facility up to $400 million with additional lender commitments.

Closed Two Hotel Acquisitions, the Home2 Suites Memphis/Southaven and the Hampton Inn & Suites Lake Mary:  On April 17, 2017, the Company announced that it had closed on the acquisition of the Home2 Suites Memphis/Southaven [Mississippi] for $19.0 million.  This purchase completed the Company’s acquisition of the four Home2 Suites hotels announced in January of 2017.  On June 20, 2017, the Company announced that it had closed on the acquisition of the 130-room Hampton Inn and Suites in Lake Mary, Florida for $19.3 million just 51 days after the signing of the purchase contract.  The closing of the Hampton Inn and Suites Lake Mary represented the tenth high-quality premium-branded select-service hotel acquired in the past six quarters.    The Company now owns 11 high-quality, premium-branded select service hotels with an average age of 4 years.

Sold Three Legacy Assets:  In the second quarter of 2017, the Company continued to successfully dispose of legacy assets at what the Company considers to be attractive valuations.  The Company sold three assets in the second quarter resulting in $13.3 million of gross proceeds.  Year-to-date the Company has sold five legacy assets totaling $20.1 million in gross proceeds.  Currently, the Company has placed under contract two additional legacy hotels; however, there can be no guarantee these transactions will close.  The Company has announced that due to the signing of the contact to acquire three hotels in Texas, with one of these assets expected to close in 2018, the Company may accelerate the disposition of up to five more of the legacy assets.  Should the Company close on the new acquisitions and decide to accelerate additional legacy hotel dispositions, the Company would anticipate to have sold or have under contract to be sold these additional assets by year-end 2017.

Declared and Paid Second Quarter Common Dividend:  On June 13, 2017, the Board of Directors declared a common stock dividend of $0.195 per share related to the second quarter of 2017.  This represents $0.78 per share on an annualized basis and a yield of 7.5% based on Condor’s closing stock price prior to the announcement.  The second quarter dividend was paid on July 7, 2017 to shareholders of record on June 30, 2017.

Subsequent Events

Executed Agreement to Acquire Three Marriott-Branded Hotels in Texas:  On July 18, 2017, the Company announced that it had executed agreements to purchase a portfolio of three Marriott-branded hotels for $59.6 million.  The portfolio hotels are: the Fairfield Inn & Suites El Paso Airport, the TownePlace Suites Austin North Tech Ridge, and the Residence Inn Austin Airport.  The Company expects that the hotels will continue to be managed by Aimbridge Hospitality.  This acquisition presents a unique opportunity to acquire three high-quality hotels that fit squarely within our investment strategy of investing in newer, premium-branded select-service assets in secondary markets.  The hotels have an average age of less than two years, have a design aesthetic that we believe appeals to the modern traveler, and are located in growing, attractive secondary markets.  We expect to close the acquisition of the Fairfield Inn & Suites and Residence Inn in the third quarter of 2017 and the TownePlace Suites in early 2018.

Transferred Common Stock to the NYSE MKT and Rang the Opening Bell of the New York Stock Exchange: On July 21, 2017, President and Chief Executive Officer Bill Blackham accompanied by the Executive team rang the opening bell of the New York Stock Exchange to celebrate the Company’s transfer of trading of its common stock from the NASDAQ Stock Market to the NYSE MKT.  Mr. Blackham was joined by Senior Vice President and Chief Financial Officer Jonathan Gantt, Senior Vice President and Chief Operating Officer Jeff Dougan, Chief Accounting Officer Arinn Cavey, and General Counsel Lauren Green, together with other key Condor team members and alliance partners. The Company’s common stock began trading on the NYSE MKT under its current symbol “CDOR” beginning at the open of market trading on July 21, 2017.

Summary Financial Results

Revenue:  Condor’s second quarter 2017 revenue from continuing operations was $14.3 million compared to $14.2 million in the same 2016 period. Condor's year to date 2017 revenue from continuing operations was $24.6 million compared to $26.7 million in the same 2016 period.  Revenue from our new investment platform,  legacy held for use, and legacy held for sale hotels totaled $16.4 million, $5.5 million, and $2.7 million, respectively, in the six months ended June 30, 2017 (see revenue detail table below).

Net Earnings:  Second quarter net earnings attributable to common shareholders was $4.7 million, or $0.40 per basic and $0.37 per diluted share, compared to $7.1 million, or $9.36 per basic and $1.17 per diluted share for the same 2016 period.  Year to date net loss attributable to common shareholders was ($9.3) million, or ($1.28) per basic and diluted share compared to ($3.3) million, or ($4.39) per basic and diluted share for the same 2016 period.  The net earnings for the 2016 and 2017 periods reflected the impact of substantial declared dividends and undeclared and in kind dividends on preferred stock.

RevPAR:  For the second quarter, Revenue per Available Room (“RevPAR”) for the eleven hotels considered the new investment platform hotels (includes the Hampton Inn & Suites Lake Mary, the four Home2 Suites acquired in 2017, the two Alofts acquired in 2016, the three hotels acquired in 2015 and the Hilton Garden Inn acquired in 2012) increased by 4.4% to $102.09 from $97.74 for the same period in 2016 (comparable operating results given for these hotels include results prior to the Company’s ownership based on information obtained from the prior owners).  The increase is attributable to a 1.3% increase in Average Daily Rate (“ADR”) over the same period 2016 and a 3.1% increase in occupancy.  ADR rose to $122.81 for the second quarter 2017 as compared to $121.24 for the same period in 2016.  Occupancy increased to 83.13% for the second quarter 2017 as compared to 80.62% for the same period in 2016.  For the six months ended June 30, 2017, RevPAR increased 7.4% to $100.72 as compared to $93.79 for the same period in 2016.

For the second quarter, RevPAR for the six same-store hotels not considered held for sale at June 30, 2017 increased 11.2% from the same period in 2016 to $57.65.  The increase is attributable to a 9.9% increase in occupancy to 71.9%, while ADR increased by 1.2% to $80.13. Total portfolio RevPAR increased 5.7% and 8.3% in the second quarter and year to date periods of 2017, respectively.

Funds From Operations (FFO) and Adjusted Funds from Operations (AFFO):  FFO for the three months ended June 30, 2017 increased to $2.6 million as compared to $0.9 million for the same period prior year.  The second quarter increase in FFO was primarily driven by higher margins and lower interest expense and loss on debt extinguishment. FFO for the six months ended June 30, 2017 decreased to $2.0 million as compared to $6.7 million for the same period prior year.  AFFO for the second quarter 2017 was $2.8 million as compared to $1.0 million for the same period in 2016.  The increase in AFFO, which excludes net gains on derivatives and convertible debt, was primarily driven by higher revenue and margins.  AFFO for the six months ended June 30, 2017 increased to $3.2 million as compared to $0.2 million for the same period prior year.

The Company’s Adjusted FFO per diluted share for the second quarter decreased 13.7% to $0.24 as compared to $0.28 for the same period of 2016.  The decrease in Adjusted FFO per diluted share for the second quarter was primarily caused by the continued transition of the portfolio and an increase to share count as a result of the conversion of the Preferred D and the equity raise completed in the first quarter. The Company’s Adjusted FFO per diluted share for the six months ended June 30, 2017 increased 98.6% to $0.40 as compared to $0.20 for the same period of 2016.  The increase in Adjusted FFO per diluted share for the six months ended June 30, 2017 was primarily the result of strong topline and margin performance from our new investment platform hotels.

Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA) and Adjusted EBITDA:  EBITDA for the three months ended June 30, 2017 decreased to $8.4 million as compared to $11.9 million for the same period prior year, a decrease of 28.9%.  The decrease in EBITDA for the three months ended June 30, 2017 was primarily driven by a decrease in net gains on the disposition of assets, which decreased by $4.0 million between the second quarter periods.  EBITDA for the six months ended June 30, 2017 decreased to $9.9 million as compared to $22.5 million for the same period prior year.  Adjusted EBITDA for the three months ended June 30, 2017 increased to $4.1 million as compared to $3.1 million for the same period prior year, an increase of 34.0%.  The increase in Adjusted EBITDA was primarily driven by higher margins and strong topline performance in the new investment platform assets.  Adjusted EBITDA for the six months ended June 30, 2017 increased to $6.6 million as compared to $4.5 million for the same period prior year.

Capital Reinvestment: The Company invested $1.6 million in capital improvements throughout the portfolio in the six months ended June 30, 2017, to upgrade its properties and maintain brand standards.

Balance Sheet: The Company had cash and cash equivalents (including restricted cash) and available revolver of $10.5 million and $19.0 million, respectively, at June 30, 2017.  As of June 30, 2017, the Company had total outstanding long-term debt, net of deferred financing costs, of $90.6 million, with $90.2 million associated with assets held for use with a weighted average maturity of 3.5 years and a weighted average interest rate of 4.0%.

Common Dividends: On June 13, 2017, the Board of Directors declared a common stock dividend of $0.195 per share related to the second quarter of 2017.  This represents $0.78 per share on an annualized basis.  The second quarter dividend was paid on July 7, 2017 to shareholders of record on June 30, 2017.

Outlook

“We continued our strong positive momentum into the second quarter of 2017 by delivering on all of the strategic objectives detailed during the equity offering roadshow.  We closed the final Vista portfolio acquisition, closed on the high-quality Lake Mary acquisition, continued the disposition of our legacy assets, and increased the credit facility to $150 million,” said Jonathan Gantt, Condor’s Chief Financial Officer.  “We look forward to continuing to execute our strategy which for a second consecutive quarter has produced outperformance relative to our peers as evidenced by the 4.4% same-store year-over-year RevPAR growth of our new investment platform hotels.”

About Condor Hospitality Trust, Inc.

Condor Hospitality Trust, Inc. (NYSE MKT: CDOR) is a self-administered real estate investment trust that specializes in the investment and ownership of upper midscale and upscale, premium-branded, select-service, extended stay, and limited service hotels.  The Company currently owns 19 hotels in 11 states.  Condor’s hotels are franchised by a number of the industry’s most well-regarded brand families including Hilton, Marriott/Starwood, InterContinental Hotels, Choice, and Wyndham.

SELECTED FINANCIAL DATA:

Condor Hospitality Trust, Inc. and Subsidiaries

Consolidated Balance Sheets

 (In thousands, except share and per share data)

	As of
	June 30,	December 31,
	2017	2016

Assets
Investment in hotel properties, net	$187,737	$96,158
Investment in unconsolidated joint venture	8,772	9,036
Cash and cash equivalents	5,930	8,326
Restricted cash, property escrows	4,542	5,350
Accounts receivable, net of allowance for doubtful accounts of $25 and $21	1,727	1,416
Prepaid expenses and other assets	1,614	1,666
Derivative assets, at fair value	339	-
Investment in hotel properties held for sale, net	3,800	18,713
Total Assets	$214,461	$140,665

Liabilities and Equity

Liabilities
Accounts payable, accrued expenses, and other liabilities	$6,882	$4,698
Dividends payable	2,267	1,125
Derivative liabilities, at fair value	-	8
Convertible debt, at fair value	1,050	1,315
Long-term debt, net of deferred financing costs	90,176	56,775
Long-term debt related to hotel properties held for sale, net of deferred financing costs	421	5,945
Total Liabilities	100,796	69,866

Equity
Shareholders' equity
Preferred stock, 40,000,000 shares authorized:
6.25% Series D, 6,700,000 shares authorized, $.01 par value, 6,245,156 shares outstanding, liquidation preference of $63,427	-	61,333
6.25% Series E, 925,000 shares authorized, $.01 par value, 925,000 shares outstanding, liquidation preference of $9,250	10,050	-
Common stock, $.01 par value, 200,000,000 shares authorized; 11,628,139 and 762,590 shares outstanding	116	8
Additional paid-in capital	228,069	118,655
Accumulated deficit	(125,843)	(112,024)
Total Shareholders' Equity	112,392	67,972
Noncontrolling interest in consolidated partnership (Condor Hospitality Limited Partnership), redemption value of $786 and $2,008	1,273	2,827
Total Equity	113,665	70,799

Total Liabilities and Equity	$214,461	$140,665

Condor Hospitality Trust, Inc.

Consolidated Statements of Operations

 (In thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Revenue
Room rentals and other hotel services	$14,252	$14,155	$24,613	$26,658
Operating Expenses
Hotel and property operations	9,224	9,889	16,837	19,600
Depreciation and amortization	1,769	1,289	2,820	2,698
General and administrative	1,511	1,277	3,003	2,725
Acquisition and terminated transactions	215	53	717	147
Equity transactions	-	-	343	-
Total operating expenses	12,719	12,508	23,720	25,170
Operating income	1,533	1,647	893	1,488
Net gain on disposition of assets	4,852	8,856	4,849	12,223
Equity in earnings of joint venture	25	-	136	-
Net gain on derivatives and convertible debt	227	162	402	6,279
Other income (expense), net	(39)	23	(40)	2
Interest expense	(1,092)	(1,248)	(2,063)	(2,577)
Loss on debt extinguishment	-	(976)	(800)	(1,149)
Impairment loss, net	(479)	(121)	(750)	(914)
Earnings from continuing operations before income taxes	5,027	8,343	2,627	15,352
Income tax expense	35	-	35	-
Earnings from continuing operations	4,992	8,343	2,592	15,352
Gain from discontinued operations, net of tax	-	-	-	678
Net earnings	4,992	8,343	2,592	16,030
Earnings attributable to noncontrolling interest	(67)	(178)	(17)	(567)
Net earnings attributable to controlling interests	4,925	8,165	2,575	15,463
Dividends declared and undeclared and in kind dividends deemed on preferred stock	(271)	(1,057)	(11,874)	(18,797)
Net earnings (loss) attributable to common shareholders	$4,654	$7,108	$(9,299)	$(3,334)

Earnings per Share
Continuing operations - Basic	$0.40	$9.36	$(1.28)	$(5.25)
Discontinued operations - Basic	-	-	-	0.86
Total - Basic Earnings per Share	$0.40	$9.36	$(1.28)	$(4.39)

Continuing operations - Diluted	$0.37	$1.17	$(1.28)	$(5.25)
Discontinued operations - Diluted	-	-	-	0.86
Total - Diluted Earnings per Share	$0.37	$1.17	$(1.28)	$(4.39)

See accompanying notes to consolidated financial statements.

Reconciliation of Non-GAAP Financial Measures (Unaudited)

Non-GAAP financial measures are measures of our historical financial performance that are different from measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  We report Funds from Operations (“FFO”), Adjusted FFO (“AFFO”), Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”), Adjusted EBITDA, and Hotel EBITDA as non-GAAP measures that we believe are useful to investors as key measures of our operating results and which management uses to facilitate a periodic evaluation of our operating results relative to those of our peers.  Our non-GAAP measures should not be considered as an alternative to U.S. GAAP net earnings as an indication of financial performance or to U.S. GAAP cash flows from operating activities as a measure of liquidity.  Additionally, these measures are not indicative of funds available to fund cash needs or our ability to make cash distributions as they have not been adjusted to consider cash requirements for capital expenditures, property acquisitions, debt service obligations, or other commitments.

FFO and AFFO

The following table reconciles net earnings to FFO and AFFO for the three and six months ended June 30, 2017 and 2016 (in thousands). All amounts presented include both continuing and discontinued operations as well as our portion of the results of our unconsolidated Atlanta JV.

	Three months ended		Six months ended
	June 30,		June 30,
Reconciliation of Net earnings to FFO and AFFO	2017	2016	2017	2016
Net earnings	$4,992	$8,343	$2,592	$16,030
Depreciation and amortization expense	1,769	1,289	2,820	2,698
Depreciation and amortization expense from JV	247	-	658	-
Net gain on disposition of assets	(4,852)	(8,856)	(4,849)	(12,904)
Net loss on disposition of assets from JV	2	-	3	-
Impairment loss, net	479	121	750	914
FFO	2,637	897	1,974	6,738
Dividends declared and undeclared and in kind dividends deemed on preferred stock	(271)	(1,057)	(11,874)	(18,797)
FFO attributable to common shares and partnership units	2,366	(160)	(9,900)	(12,059)
Net gain on derivatives and convertible debt	(227)	(162)	(402)	(6,279)
Net loss on derivatives JV	2	-	2	-
Acquisition and terminated transactions expense	215	53	717	147
Equity transactions expense	-	-	343	-
Loss on debt extinguishment	-	976	800	1,149
Stock-based compensation and LTIP expense	80	70	157	139
Amortization of deferred financing fees	280	174	416	349
Non-recurring dividends above stated rates declared and undeclared and in kind dividends deemed on preferred stock	127	12	11,038	16,739
AFFO attributable to common shares and partnership units	$2,843	$963	$3,171	$185

AFFO attributable to common shares and partnership units - Basic Shares	$2,843	$963	$3,163	$185
Convertible note interest	16	16	32	-
Preferred dividends at stated rates	144	978	650	-
AFFO attributable to common shares and partnership units - Diluted Shares	$3,003	$1,957	$3,845	$185

AFFO per common share and partnership unit - Basic	$0.24	$1.06	$0.43	$0.20
AFFO per common share and partnership unit - Diluted	$0.24	$0.28	$0.40	$0.20

Weighted average common shares and partnership units - Basic	11,705,993	907,418	7,421,791	907,418
Weighted average common shares and partnership units - Diluted	12,494,519	7,030,050	9,496,127	907,418

We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net earnings computed in accordance with GAAP, excluding gains or losses from sales of real estate assets, impairment, and the depreciation and amortization of real estate assets.  FFO is calculated both for the Company in total and as FFO attributable to common shares and partnership units, which is FFO excluding preferred stock dividends.  AFFO is FFO attributable to common shares and partnership units adjusted to exclude items we do not believe are representative of the results from our core operations, such as non-cash gains or losses on derivative liabilities and convertible debt, stock-based compensation expense, amortization of certain fees, losses on debt extinguishment, and in-kind dividends above stated rates, and cash charges for acquisition or equity raising costs. All REITs do not calculate FFO and AFFO in the same manner; therefore, our calculation may not be the same as the calculation of FFO and AFFO for similar REITs.

We consider FFO and AFFO to be useful additional measures of performance for an equity REIT because they facilitate an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, we believe that FFO and AFFO provide a meaningful indication of our performance. We present AFFO per common share and partnership unit because our partnership units are redeemable for common shares.  We believe it is meaningful for the investor to understand AFFO applicable to common shares and partnership units.

EBITDA, Adjusted EBITDA, and Hotel EBITDA

The following table reconciles net earnings to EBITDA, Adjusted EBITDA, and Hotel EBITDA for the three and six months ended June  30, 2017 and 2016 (in thousands). All amounts presented include both continuing and discontinued operations as well as our portion of the results of our unconsolidated Atlanta JV.

	Three months ended		Six months ended
	June 30,		June 30,
Reconciliation of Net earnings to EBITDA, Adjusted EBITDA, and Hotel EBITDA	2017	2016	2017	2016
Net earnings	$4,992	$8,343	$2,592	$16,030
Interest expense	1,092	1,248	2,063	2,582
Interest expense from JV	297	-	902	-
Loss on debt extinguishment	-	976	800	1,149
Income tax expense	35	-	35	-
Depreciation and amortization expense	1,769	1,289	2,820	2,698
Depreciation and amortization expense from JV	247	-	658	-
EBITDA	8,432	11,856	9,870	22,459
Net gain on disposition of assets	(4,852)	(8,856)	(4,849)	(12,904)
Net loss on disposition of assets from JV	2	-	3	-
Impairment loss, net	479	121	750	914
Net gain on derivatives and convertible debt	(227)	(162)	(402)	(6,279)
Net loss on derivative from JV	2	-	2	-
Stock-based compensation and LTIP expense	80	70	157	139
Acquisition and terminated transactions expense	215	53	717	147
Equity transactions expense	-	-	343	-
Adjusted EBITDA	4,131	3,082	6,591	4,476
General and administrative expense, excluding stock comp and LTIP expense	1,431	1,207	2,846	2,586
Other expense (income), net	39	(23)	40	(2)
Unallocated hotel and property operations expense	65	162	197	278
Hotel EBITDA	$5,666	$4,428	$9,674	$7,338

Revenue	$14,252	$14,155	$24,613	$26,664
JV revenue	1,851	-	4,840	-
Condor and JV revenue	$16,103	$14,155	$29,453	$26,664
Hotel EBITDA as a percentage of revenue	35.2%	31.3%	32.8%	27.5%

We calculate EBITDA and Adjusted EBITDA by adding back to net earnings certain non-operating expenses and certain non-cash charges which are based on historical cost accounting that we believe may be of limited significance in evaluating current performance. We believe these adjustments can help eliminate the accounting effects of depreciation and amortization and financing decisions and facilitate comparisons of core operating profitability between periods. In calculating EBITDA, we add back to net earnings interest expense, loss on debt extinguishment, income tax expense, and depreciation and amortization expense. In calculating Adjusted EBITDA, we adjust EBITDA to add back net gain/loss on disposition of assets, acquisition and terminated transactions expense, and equity transactions expense, which are cash charges. We also add back impairment and gain or loss on derivatives and convertible debt, which are non-cash charges.  EBITDA and Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

We believe EBITDA and Adjusted EBITDA to be useful additional measures of our operating performance, excluding the impact of our capital structure (primarily interest expense), our asset base (primarily depreciation and amortization expense), and other items we do not believe are representative of the results from our core operations.

The Company further excludes general and administrative expenses, other non-operating income or expense, and certain hotel and property operations expenses that are not allocated to individual properties in assessing hotel performance (primarily certain general liability and other insurance costs, land lease costs, and office and banking fees) from Adjusted EBITDA to calculate Hotel EBITDA.  Hotel EBITDA is similar to the non-GAAP measure of Property Operating Income (“POI”) presented in filings prior to the September 30, 2016 Form 10-Q except that Hotel EBITDA also excludes the unallocated hotel and property operations expenses previously included in POI.  Hotel EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

Hotel EBITDA is intended to isolate property level operational performance over which the Company’s hotel operators have direct control.  We believe Hotel EBITDA is helpful to investors as it better communicates the comparability of our hotels’ operating results for all of the Company’s hotel properties and is used by management to measure the performance of the Company’s hotels and the effectiveness of the operators of the hotels.

The following tables present our revenue and Hotel EBITDA as presented above broken down by property type, adjusted to include the results of hotels owned by us at June 30, 2017 prior to our ownership.  Results for the hotels for periods prior to our ownership were provided to us by prior owners and have not been adjusted by us.  The results for the hotel acquired through our Atlanta JV included below reflect only our portion of the operating results of the property.

	Revenue by Property Type
	Three months ended		Six months ended
	June 30,		June 30,
	2017	2016	2017	2016
New investment platform	$10,335	$4,214	$16,371	$8,249
Joint venture subsequent to ownership	1,851	-	4,840	-
Revenue earned on properties owned at June 30, 2017 prior to the Company's ownership, including the JV prior to ownership	1,190	9,068	5,981	17,214
Adjusted new investment platform, including JV	13,376	13,282	27,192	25,463
Legacy held for use	3,049	2,037	5,509	3,548
Legacy held for sale	868	7,904	2,733	14,861
Discontinued operations	-	-	-	6
Total Revenue, including revenue earned on properties owned at June 30, 2017 prior to the Company's ownership	$17,293	$23,223	$35,434	$43,878

	Hotel EBITDA by Property Type
	Three months ended		Six months ended
	June 30,		June 30,
	2017	2016	2017	2016
New investment platform	$3,904	$1,525	$5,961	$2,936
Joint venture subsequent to ownership	573	-	1,702	-
Hotel EBITDA earned on properties owned at June 30, 2017 prior to the Company's ownership, including the JV prior to ownership	711	3,648	2,732	6,667
Adjusted new investment platform, including JV	5,188	5,173	10,395	9,603
Legacy held for use	1,050	635	1,561	877
Legacy held for sale	139	2,268	450	3,523
Discontinued operations	-	-	-	2
Total Hotel EBITDA, including revenue earned on properties owned at June 30, 2017 prior to the Company's ownership	$6,377	$8,076	$12,406	$14,005

	Hotel EBITDA % by Property Type
	Three months ended		Six months ended
	June 30,		June 30,
	2017	2016	2017	2016
Adjusted new investment platform, including JV	38.8%	38.9%	38.2%	37.7%
Legacy held for use	34.4%	31.2%	28.3%	24.7%
Legacy held for sale	16.0%	28.7%	16.5%	23.7%
Discontinued operations	0.0%	0.0%	0.0%	33.3%
Total portfolio	36.9%	34.8%	35.0%	31.9%

Condor Hospitality Trust, Inc.

Operating Statistics

The following table presents our same property occupancy, ADR, and RevPAR for all our hotels owned at June 30, 2017.  Same property occupancy, ADR, and RevPAR reflect the performance of hotels during the entire period, regardless of our ownership during the period presented.  Results for the hotels for periods prior to our ownership were provided to us by prior owners and have not been adjusted by us.  The performance metrics for the hotel acquired through our Atlanta JV, also presented below, reflect 100% of the operating results of the property, including our interest and the interest of our partner.

	Three months ended June 30,
	2017			2016
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Solomons Hilton Garden Inn	80.71%	$118.33	$95.51	73.52%	$125.22	$92.05
Atlanta Hotel Indigo	72.87%	99.97	72.85	71.23%	104.98	74.77
Jacksonville Courtyard by Marriott	76.12%	116.95	89.02	81.62%	117.95	96.28
San Antonio SpringHill Suites	77.95%	133.54	104.09	71.94%	127.57	91.77
Leawood Aloft	86.50%	128.70	111.33	86.59%	128.29	111.09
Lexington Home2 Suites	86.86%	125.25	108.79	84.46%	117.16	98.95
Round Rock Home2 Suites	84.97%	123.42	104.87	92.89%	120.42	111.85
Tallahassee Home2 Suites	86.79%	123.59	107.26	79.11%	111.48	88.20
South Haven Home2 Suites	93.84%	121.43	113.95	93.33%	117.76	109.90
Lake Mary Hampton Inn & Suites	84.58%	118.26	100.03	80.14%	112.23	89.95
Wholly owned new investment platform properties	82.90%	$121.02	$100.33	81.11%	$118.23	$95.90
Atlanta Aloft JV	84.16%	131.12	110.35	78.31%	135.88	106.41
Total New investment platform	83.13%	$122.81	$102.09	80.62%	$121.24	$97.74

Legacy hotels held for sale	50.83%	$50.71	$25.78	52.09%	$47.33	$24.65
Legacy hotels held for use	71.94%	$80.13	$57.65	65.44%	$79.20	$51.83
Total legacy	65.32%	$72.95	$47.65	61.21%	$70.60	$43.21

Total portfolio as of June 30, 2017	76.75%	$107.61	$82.59	73.64%	$106.11	$78.15

	Six months ended June 30,
	2017			2016
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Solomons Hilton Garden Inn	77.17%	$118.50	$91.44	71.02%	$121.13	$86.03
Atlanta Hotel Indigo	73.47%	102.22	75.09	73.20%	103.41	75.69
Jacksonville Courtyard by Marriott	76.07%	115.90	88.16	81.38%	114.89	93.50
San Antonio SpringHill Suites	79.71%	137.17	109.34	73.15%	126.68	92.67
Leawood Aloft	80.28%	127.51	102.37	80.93%	126.34	102.25
Lexington Home2 Suites	80.58%	125.43	101.06	78.20%	111.78	87.41
Round Rock Home2 Suites	85.17%	123.30	105.01	87.43%	119.26	104.27
Tallahassee Home2 Suites	83.81%	124.22	104.11	75.77%	117.31	88.89
South Haven Home2 Suites	91.54%	116.66	106.79	93.03%	115.53	107.48
Lake Mary Hampton Inn & Suites	84.73%	125.41	106.27	73.29%	114.71	84.07
Wholly owned new investment platform properties	80.99%	$121.69	$98.56	78.39%	$117.11	$91.81
Atlanta Aloft JV	83.34%	133.09	110.92	73.92%	139.52	103.13
Total New investment platform	81.40%	$123.73	$100.72	77.61%	$120.85	$93.79

Legacy hotels held for sale	43.67%	$49.23	$21.50	47.28%	$46.06	$21.78
Legacy hotels held for use	69.09%	$75.67	$52.28	59.55%	$76.97	$45.84
Total legacy	61.10%	$69.73	$42.60	55.70%	$68.73	$38.28

Total portfolio as of June 30, 2017	74.13%	$107.78	$79.89	69.70%	$105.82	$73.76

Condor Hospitality Trust, Inc.
Property List | As of August 7, 2017

New Investment Platform | Acquired from January 1, 2012 - August 7, 2017
Ref	Hotel Name	City	State	Rooms	Acquisition Date	Purchase Price (in millions)
1	Hilton Garden Inn	Dowell/Solomons	MD	100	05/25/2012	$11.5
2	SpringHill Suites	San Antonio	TX	116	10/01/2015	$17.5
3	Courtyard by Marriott	Jacksonville	FL	120	10/02/2015	$14.0
4	Hotel Indigo	College Park	GA	142	10/02/2015	$11.0
5	Aloft[1]	Atlanta	GA	254	08/22/2016	$43.6
6	Aloft	Leawood	KS	156	12/14/2016	$22.5
7	Home2 Suites	Lexington	KY	103	03/24/2017	$16.5
8	Home2 Suites	Round Rock	TX	91	03/24/2017	$16.8
9	Home2 Suites	Tallahassee	FL	132	03/24/2017	$21.5
10	Home2 Suites	Southaven	MS	105	04/14/2017	$19.0
11	Hampton Inn and Suites	Lake Mary	FL	130	06/19/2017	$19.3
	Total New Investment Platform			1,449		$213.2

Current Legacy Hotel Portfolio
Ref	Hotel Name	City	State	Rooms	Acquisition Date	Status[2]
12	Super 8	Creston	IA	121	09/19/1978	Hold
13	Quality Inn	Solomons	MD	59	06/01/1986	Hold
14	Quality Inn	Morgantown	WV	81	10/01/1996	HFS
15	Comfort Suites	Ft. Wayne	IN	127	11/07/2005	Hold
16	Comfort Inn and Suites	Warsaw	IN	71	11/07/2005	Hold
17	Comfort Suites	South Bend	IN	135	11/30/2005	Hold
18	Supertel Inn/Conference Center	Creston	IA	41	06/30/2006	Hold
19	Days Inn	Bossier City	LA	176	04/04/2007	HFS

	Total			811

	Total Portfolio | As of August 7, 2017			2,260

1 | Owned 80% by Condor
2 | HFS indicates the asset is currently marketed for sale

Dispositions | For Period January 1, 2015 - August 7, 2017
Ref	Hotel Name	City	State	Rooms	Disposition Date	Gross Proceeds (in millions)
1	Super 8	West Plains	MO	49	01/15/2015	$1.5
2	Super 8	Green Bay	WI	83	01/29/2015	$2.2
3	Super 8	Columbus	GA	74	03/16/2015	$0.9
4	Sleep Inn & Suites	Omaha	NE	90	03/19/2015	$2.9
5	Savannah Suites	Chamblee	GA	120	04/01/2015	$4.4
6	Savannah Suites	Augusta	GA	172	04/01/2015	$3.4
7	Super 8	Batesville	AR	49	04/30/2015	$1.5
8	Days Inn	Ashland	KY	63	07/01/2015	$2.2
9	Comfort Inn	Alexandria	VA	150	07/13/2015	$12.0
10	Days Inn	Alexandria	VA	200	07/13/2015	$6.5
11	Super 8	Manhattan	KS	85	08/28/2015	$3.2
12	Quality Inn	Sheboygan	WI	59	10/06/2015	$2.3
13	Super 8	Hays	KS	76	10/14/2015	$1.9
14	Days Inn	Glasgow	KY	58	10/16/2015	$1.8
15	Super 8	Tomah	WI	65	10/21/2015	$1.4
16	Rodeway Inn	Fayetteville	NC	120	11/03/2015	$2.6
17	Savannah Suites	Savannah	GA	160	12/22/2015	$4.0
	Total 2015			1,673		$54.7
18	Super 8	Kirksville	MO	61	01/04/2016	$1.5
19	Super 8	Lincoln	NE	133	01/07/2016	$2.8
20	Savannah Suites	Greenville	SC	170	01/08/2016	$2.7
21	Super 8	Portage	WI	61	03/30/2016	$2.4
22	Super 8	O'Neill	NE	72	04/25/2016	$1.7
23	Quality Inn	Culpeper	VA	49	05/10/2016	$2.2
24	Super 8	Storm Lake	IA	59	05/19/2016	$2.8
25	Clarion Inn	Cleveland	TN	59	05/24/2016	$2.2
26	Super 8	Coralville	IA	84	05/26/2016	$3.4
27	Super 8	Keokuk	IA	61	05/27/2016	$2.2
28	Comfort Inn	Chambersburg	PA	63	06/06/2016	$2.1
29	Super 8	Pittsburg	KS	64	08/08/2016	$1.6
30	Super 8	Mount Pleasant	IA	54	09/09/2016	$1.9
31	Quality Inn	Danville	KY	63	09/19/2016	$2.3
32	Super 8	Menomonie	WI	81	09/26/2016	$3.0
33	Comfort Inn	Glasgow	KY	60	10/14/2016	$2.4
34	Days Inn	Sioux Falls	SD	86	11/04/2016	$2.1
35	Comfort Inn	Shelby	NC	76	11/07/2016	$4.1
36	Comfort Inn	Rocky Mount	VA	61	11/17/2016	$2.2
37	Days Inn	Farmville	VA	59	11/17/2016	$2.4
38	Comfort Suites	Marion	IN	62	11/18/2016	$3.0
39	Comfort Inn	Farmville	VA	50	11/30/2016	$2.6
40	Quality Inn	Princeton	WV	50	12/05/2016	$2.1
41	Super 8	Burlington	IA	62	12/21/2016	$2.8
42	Savannah Suites	Atlanta	GA	164	12/22/2016	$2.9
	Total 2016			1,864		$61.4
43	Comfort Inn	New Castle	PA	79	03/27/2017	$2.5
44	Super 8	Billings	MT	106	03/28/2017	$4.3
45	Comfort Inn	Harlan	KY	61	04/03/2017	$1.9
46	Comfort Suites	Lafayette	IN	62	04/18/2017	$3.9
47	Key West Inn	Key Largo	FL	40	05/17/2017	$7.6
	Total YTD 2017			348		$20.1

	Total Dispositions			3,885		$136.2